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Exhibit 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106,
No. 33-56329, No. 333-44631 and No. 333-95743) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of Baldwin Technology Company, Inc. of our reports dated September 28, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

STAMFORD, CT
September 28, 2004